Exhibit (a)(11)

AB ACTIVE ETFs, INC.

ARTICLES SUPPLEMENTARY

AB Active ETFs, Inc., a Maryland corporation (hereinafter called the “Corporation”), certifies that:

FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of stock that the Corporation has authority to issue by 500,000,000 shares, all of which shall be common stock (“Common Stock”), and, under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”), classifies and designates such additional shares of Common Stock as follows:

Series	Number of Shares
AB US Equity ETF	500,000,000

SECOND: The shares of Common Stock of AB US Equity ETF, as so classified by the Board of Directors of the Corporation, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a series of Common Stock as set forth in the Charter, and shall be subject to all provisions of the Charter relating to stock of the Corporation generally.

THIRD: A. Immediately before the increase in authorized shares provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 12,000,000,000 shares of Common Stock, par value $.0001 per share, with an aggregate par value of $1,200,000, classified as follows:

AB Ultra Short Income ETF	500,000,000
AB Tax-Aware Short Duration Municipal ETF	500,000,000
AB US Low Volatility Equity ETF	500,000,000
AB US High Dividend ETF	500,000,000
AB Disruptors ETF	500,000,000
AB High Yield ETF	500,000,000
AB US Large Cap Strategic Equities ETF	500,000,000
AB Conservative Buffer ETF	500,000,000
AB Tax-Aware Intermediate Municipal ETF	500,000,000
AB Tax-Aware Long Municipal ETF	500,000,000
AB Corporate Bond ETF	500,000,000
AB Core Plus Bond ETF	500,000,000

AB Short Duration Income ETF	500,000,000
AB Short Duration High Yield ETF	500,000,000
AB International Low Volatility Equity ETF	500,000,000
AB International Buffer ETF	500,000,000
AB Moderate Buffer ETF	500,000,000
AB Emerging Markets Opportunities ETF	500,000,000
AB International Growth ETF	500,000,000
AB California Intermediate Municipal ETF	500,000,000
AB New York Intermediate Municipal ETF	500,000,000
AB Core Bond ETF	500,000,000
Undesignated Common Stock	1,000,000,000

B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 12,500,000,000 shares of Common Stock, par value $.0001 per share, with an aggregate par value of $1,250,000, classified as follows:

AB Ultra Short Income ETF	500,000,000
AB Tax-Aware Short Duration Municipal ETF	500,000,000
AB US Low Volatility Equity ETF	500,000,000
AB US High Dividend ETF	500,000,000
AB Disruptors ETF	500,000,000
AB High Yield ETF	500,000,000
AB US Large Cap Strategic Equities ETF	500,000,000
AB Conservative Buffer ETF	500,000,000
AB Tax-Aware Intermediate Municipal ETF	500,000,000
AB Tax-Aware Long Municipal ETF	500,000,000
AB Corporate Bond ETF	500,000,000
AB Core Plus Bond ETF	500,000,000
AB Short Duration Income ETF	500,000,000
AB Short Duration High Yield ETF	500,000,000
AB International Low Volatility Equity ETF	500,000,000
AB International Buffer ETF	500,000,000
AB Moderate Buffer ETF	500,000,000
2

AB Emerging Markets Opportunities ETF	500,000,000
AB International Growth ETF	500,000,000
AB California Intermediate Municipal ETF	500,000,000
AB New York Intermediate Municipal ETF	500,000,000
AB Core Bond ETF	500,000,000
AB US Equity ETF	500,000,000
Undesignated Common Stock	1,000,000,000

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

SIXTH: The shares have been classified by the Corporation’s Board of Directors under the authority contained in the Charter.

3

IN WITNESS WHEREOF, AB Active ETFs, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by Onur Erzan, President of the Corporation, and attested by Stephen J. Laffey, the Assistant Secretary of the Corporation, this __ day of August, 2025. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects, and that this statement is made under penalties for perjury.

AB ACTIVE ETFs, INC.

By: /s/ Onur Erzan
Onur Erzan
President

ATTEST:

/s/ Stephen J. Laffey
Stephen J. Laffey
Assistant Secretary

4